Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form N-2 and the related Prospectus of Ameritrans Capital Corporation and Subsidiaries and the incorporation by reference of our report dated September 25, 2009.

/s/ Rosen Seymour Shapss Martin & Company LLP

New York, New York

April 2, 2010